Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Deciphera Pharmaceuticals, Inc. of our report dated February 8, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Deciphera Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Boston, MA

February 8, 2022